UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 23, 2019

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02 Results of Operations and Financial Condition.

The information under this Item 2.02, including the second quarter earnings letter attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

On July 24, 2019, Citrix Systems, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2019 by issuing a second quarter earnings letter. A copy of the second quarter earnings letter is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2019, the Board of Directors of the Company appointed Mark Schmitz to serve as Executive Vice President and Chief Operating Officer of the Company, effective immediately.

Mr. Schmitz, age 44, has served as Senior Vice President, Business Operations of the Company since October 2016. Prior to joining the Company, Mr. Schmitz served in various positions at SAP, a software and IT services company, including as Chief Operating Officer SAP SucessFactors from January 2015 to September 2016, as Chief Operating Officer, SAP Cloud from January 2014 to January 2015 and as Senior Vice President and Chief Operating Officer, SAP Ariba from October 2012 to December 2013.

There are no other arrangements or understandings between Mr. Schmitz and any other person pursuant to which Mr. Schmitz was appointed as Executive Vice President and Chief Operating Officer of the Company. Mr. Schmitz is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

As Executive Vice President and Chief Operating Officer of the Company, Mr. Schmitz will be entitled to a base salary of $515,000 and target variable cash incentive compensation equal to 75% of his base salary. Mr. Schmitz will be eligible to participate in the Company’s annual executive equity award program, as well as all other compensation and benefit plans available to the Company’s executive officers.

As a member of the Company’s executive leadership team, Mr. Schmitz will enter into an Executive Agreement and Indemnification Agreement, each with the Company, in the forms previously approved for executive officers of the Company. A summary of the form of Executive Agreement is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2017 under the caption “Senior Executive Agreements,” which summary is incorporated herein by reference. The form of Executive Agreement was included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 20, 2017. The form of Indemnification Agreement, which generally provides, among other matters, for the Company to indemnify the executive officer to the fullest extent permitted by law and advance to the executive officer all related expenses (subject to reimbursement if it is subsequently determined that indemnification is not permitted), was included as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 8, 2011.

Item 8.01 Other Events.

On July 24, 2019, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.35 per share. This dividend is payable on September 20, 2019 to all shareholders of record at the close of business on September 6, 2019. Future dividends will be subject to Board approval.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Second Quarter Earnings Letter dated July 24, 2019 of Citrix Systems, Inc.

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: July 24, 2019	By:	/s/ Antonio G. Gomes
		Name:	Antonio G. Gomes
		Title:	Executive Vice President and General Counsel

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